                                                                    Exhibit 3.18

STATE OF LOUISIANA

PARISH OF LIVINGSTON

                            ARTICLES OF ORGANIZATION
                                       OF
                       HOUMA TRUCK PLAZA & CASINO, L.L.C.

     BE IT KNOWN, that on the 10th day of June, 1999, before me, Jay J. Harris, notary public, duly commissioned and qualified in and for the aforesaid parish and state, and in the presence of the undersigned competent witnesses, personally came and appeared Cathy M. Ellis and Deborah M. Bond, who, acting under the authority of Louisiana's Limited Liability Company Law, R.S. 12:1301 et seq., do hereby organize and constitute themselves into a Limited Liability Company, for the objects and purposes and under the conditions and agreements of the following Articles of Organization:

                                     I. NAME

     The name of this limited liability company is Houma Truck Plaza & Casino, L.L.C., referred to hereinafter as "the company."

                                   II. PURPOSE

     The company's purpose is to engage in any lawful business activities for which limited liability companies organized under Chapter 22 of Title 12 of the Louisiana Revised Statutes (R.S. 12:1301 et seq.) may engage.

                                 III. MANAGEMENT

     The company shall be managed by its sole member, Claude M. Penn, Jr.

                                IV. RESTRICTIONS

     Other than those restrictions imposed by law, there shall be no restrictions on the authority of the company's manager to bind the company.

                     V. LIABILITY WAIVER AND INDEMNIFICATION

     No member shall have any personal liability for monetary damages for breach of any duty as set forth in R.S. 12:1314, or any activities performed in connection with the management of the company. Further, each member shall be fully indemnified by the company for any judgments, settlements, penalties, fines or expenses incurred because of membership in the company. It is the intention of this provision to afford members of the company the most complete relief from liability and the most indemnification permitted by law, and particularly afforded by R.S. 12:1315.

                             VI. OPERATING AGREEMENT

     The company's operating agreement, if any, shall provide for the company's status and operations, including questions of management, management rights, finances, distributions, assignments of membership interests, dissolution and other operational matters.

               VII. NO OPERATING AGREEMENT; STATUTORY APPLICATION

     In the absence of a written operating agreement, all questions concerning the company's status and operations, including questions of management and management rights, finance, distributions, assignment of membership interests and dissolution shall, unless otherwise provided, be governed by the laws of the State of Louisiana and particularly Title 12, Section 1301 et seq. of the Revised Statutes of Louisiana.

                               VIII. MISCELLANEOUS

     Unless and until amendment of these Articles by proper juridical act properly filed in the office of the Louisiana Secretary of State, any person dealing with the company may rely upon a certificate of Claude M. Penn, Jr., acting alone, to:

     (1)  establish the membership of any member of the company,

     (2)  establish the authenticity of any records of the company, or

     (3) establish the authority of any person to act on behalf of the company, including but not limited to the authority to take actions referred to in Louisiana Revised Statutes Title 12, Section 1318(B), which actions include:

          a.   The dissolution and winding up of the company;

          b. The sale, exchange, lease, mortgage, pledge, or other transfers of all or substantially all of the assets of the company;

          c.   The merger or consolidation of the company;

          d. The incurrence of indebtedness by the company other than in the ordinary course of its business;

          e. The alienation, lease or encumbrance of any immovable of the company; and

          f.   An amendment to the articles of organization.

     THUS DONE AND SIGNED on the day and date set forth above at the City of Denham Springs, Parish of Livingston, State of Louisiana, the parties hereto having affixed their signatures, together with me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:                                   APPEARERS:


/s/ Illegible                                /s/ Cathy M. Ellis
------------------------------------         -----------------------------------
                                             CATHY M. ELLIS


/s/ Illegible                                /s/ Deborah M. Bond
------------------------------------         -----------------------------------
                                             DEBORAH M. BOND


                                /s/ Jay J. Harris
                     ---------------------------------------
                          JAY J. HARRIS, Notary Public

                    LIMITED LIABILITY COMPANY INITIAL REPORT
                                (R.S.12:1305 (e))

1.   The name of this limited liability company is:

     Houma Truck Plaza & Casino, L.L.C.

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

     1406 S. Range Avenue
     Suite 2
     Denham Springs, LA 70726

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

     Jay J. Harris
     1406 S. Range Ave.,
     Ste 2,
     Denham Springs, LA 70726

4. The names and municipal addresses, not a post office box only, of the first managers:

     Claude M. Penn, Jr.
     35059 Bend Road
     Denham Springs, LA 70706

     To be signed by each person who signed the articles of organization:


                                               /s/ Cathy M. Ellis
                                               ---------------------------------
                                               CATHY M. ELLIS


                                               /s/ Deborah M. Bond
                                               ---------------------------------
                                               DEBORAH M. BOND

     AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

     I hereby acknowledge and accept the appointment of registered agent for and on behalf of Houma Truck Plaza & Casino, L.L.C.

                                               Registered agent(s) signature(s):


                                               /s/ Jay J. Harris
                                               ---------------------------------
                                               JAY J. HARRIS

     Sworn to and subscribed before me this 10th day of July, 1999


                              /s/ Charlotte A. Pugh
                        ---------------------------------
                        CHARLOTTE A. PUGH, Notary Public

---------------------------------------------------------------------------------------
W. Fox McKeithen                   NOTICE OF CHANGE OF REGISTERED OFFICE
Secretary of State                   AND/OR CHANGE OF REGISTERED AGENT
     [GRAPHIC]                               (R.S. 12:1308)

                     ------------------------------------------------------------------
                         Domestic Limited         Return to: Corporations Division
                         Liability Company                   P.O. Box 94125
                     Enclose $20.00 filing fee               Baton Rouge, LA 70804-9125
                     Make remittance payable to              Phone (504)925-4704
                         Secretary of State
                          Do not send cash
---------------------------------------------------------------------------------------

Limited Liability Company Name: Houma Truck Plaza & Casino, L.L.C.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the above named limited liability company has authorized a change in the location of its registered office, in accordance with the articles of organization or operating agreement. The new registered office is located at:
               -----------------------------------------------------------------

--------------------------------------------------------------------------------


                                       -----------------------------------------
                                          To be signed by a manager or member

                          CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the above named limited liability company has authorized the change of its registered agent(s), in accordance with the articles of organization or operating agreement. The name(s) and address(es) of the new registered agent(s) is/are as follows: Ian M. Stewart
                                               1003 S. Hugh Wallis, Suite D
                                               LaFayette, LA 70508


                                          /s/ Ian M. Stewart
                                          --------------------------------------
                                          To be signed by a manager or member
                                           Ian M. Stewart, President/Manager

                AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named limited liability company.


                                          --------------------------------------
                                          /s/ Ian M. Stewart
                                          --------------------------------------
                                                Registered Agent(s)
State of Virginia
County of New Kent:                       Ian M. Stewart

Sworn to and subscribed before me this 14th day of February, 2001


                                          /s/ Illegible
                                          --------------------------------------
                                                          Notary
                                          My Commission Expires: August 31, 2004
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
W. Fox McKeithen                     NOTICE OF CHANGE OF REGISTERED OFFICE
Secretary of State                     AND/OR CHANGE OF REGISTERED AGENT
    [GRAPHIC]                                   (R.S. 12:1308)
                     ----------------------------------------------------------------------
                          Domestic Limited        Return to:  Commercial Division
                          Liability Company                   P.O. Box 94125
                      Enclose $20.00 filing fee               Baton Rouge, LA 70804-9125
                     Make remittance payable to               Phone (225) 925-4704
                         Secretary of State                   Web Site: www.sec.state.la.us
                          Do Not Send Cash
-------------------------------------------------------------------------------------------

Limited Liability Company Name: Houma Truck Plaza & Casino, LLC

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the above named limited liability company has authorized a change in the location of its registered office, in accordance with the articles of organization or operating agreement. The new registered office is located at:

1003 S. Hugh Wallis, Suite D, Lafayette, LA 70508


                            /s/ Reid M. Smith                        03/08/01
                            ----------------------------------------------------
                            To be signed by a manager or member        Date

                          CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the above named limited liability company has authorized the change of its registerd agents(s), in accordance with the articles of organization or operating agreement. The name(s) and address(es)
of the new registered agent(s) is/are as follows:
                                                 -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                            ----------------------------------------------------
                                To be signed by a manager or member      Date

                AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named limited liability company.

                            ----------------------------------------------------

                            ----------------------------------------------------
                                                Registered Agents(s)

Sworn to and subscribed before me, the undersigned Notary Public, on this date:

----------------

                            -----------------------------
                                        Notary
--------------------------------------------------------------------------------

                       Houma Truck Plaza & Casino, L.L.C.
                               1003 S. Hugh Wallis
                                     Suite D
                           Lafayette, Louisiana 70508

                                  March 7, 2001

Secretary of State
CORPORATIONS DIVISION
Post Office Box 94125
Baton Rouge, Louisiana 70804-9125

     RE:  Houma Truck Plaza & Casino, L.L.C.
          Change in Members
          Change in Managing Agents
          Charter No.: 34802608K

To Whom It May Concern:

     Please allow this letter to serve as notification of a change in the members and managing agents of the Louisiana Limited Liability Company set forth above.

     The following member and manager has resigned from the limited liability
                                          --------
company. As such, please amend your files to reflect his resignation.

                               Claude M. Penn, Jr.

     Additionally, the following individuals have become members of the limited liability company. As such, please amend your files to reflect these new members.

                                Jeffrey P. Jacobs
                                Richard E. Jacobs

     Finally, the following individuals have been designated as managing agents of the limited liability company. As such, please amend your files to reflect their designation.

                                 Ian M. Stewart
                                  Reid M. Smith

     Thank you very much for your assistance with this matter.

                                 Very truly yours,


                                 /s/ Reid M. Smith
                                 -----------------------------------------------
                                 Reid M. Smith
                                 Managing Agent

                              CHRISTOPHER G. YOUNG
                         A Professional Law Corporation
                                  Suite 2A-210
                                701 Metairie Road
                            Metairie, Louisiana 70005
                            Telephone (504) 828-6900
                            Facsimile (504) 831-9930

                                 March 13, 2001

VIA FACSIMILE TRANSMISSION
--------------------------
(225) 922-0435
ATTN: Ms. Yvonne
CORPORATIONS DIVISION
Secretary of State
Baton Rouge, Louisiana

     RE:  Houma Truck Plaza & Casino, L.L.C.
          Charter No.: 34802608K

          Winner's Choice Casino, Inc.
          Charter No.: 34434718D

Dear Ms. Yvonne

     In accordance with our telephone discussion earlier today, following you will find the addresses of the new members and managing agents of the limited liability company set forth above:

Name                   Address                           Position
----                   -------                           --------

Jeffrey P. Jacobs      1001 N. U.S. Highway One #170     Member
                       Jupiter, Florida 33477

Richard E. Jacobs      12700 Lake Road                   Member
                       Lakewood, Ohio 44107

Ian M. Stewart         9258 Hunt Club Lane               Managing Agent
                       Mechanicsville, Virginia 23111

Reid M. Smith          5313 Golf Villa                   Managing Agent
                       Glenn Allen Virginia 23059

Page Two
ATTN: Ms. Yvonne
March 13, 2001

     Also enclosed find a copy of corporate of documents of Winner's Choice Casino, Inc., a Louisiana Business Corporation, which were filed with your office at the same time the Houma Truck Plaza & Casino, LLC documents were submitted. Would you kindly provide the same addresses to the appropriate person in your office?

     Should you need any additional information, please do not hesitate to contact me.

     Thank you very much for your assistant

                               Very truly yours,


                               /s/ Christopher G. Young
                               --------------------------
                               Christopher G. Young

CGY/ted

Documents Included